U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2008

OVALE GROUP, INC.

(Exact name of registrant as specified in charter)

New Jersey	0-23873	22-1637978
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Front St., Suite 200, Hempstead, NY	11550
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 203-252-2357

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" or "ORDT" refer to ORION DIVERSIFIED TECHNOLOGIES, INC.

ITEM  8.01 Other Events

As part of its transition as a result of the prospective acquisition of all of the shares of Ovale, S.A. approved at its shareholders meeting of December 18, 2007 and the joint directors meeting held on the same date, the Registrant has changed its fiscal year to end on December 31st with the change effective with the fiscal year ended on December 31, 2007. The results of these meetings were reported in an 8-k filed on or about December 21, 2007.

Consequently, the Registrant will not file a quarterly report on Form 10-QSB for its former quarter which would have ended January 31, 2008 but will file its report on Form 10-KSB for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 12, 2008

Ovale Group, Inc.

By:	/s/ Irwin Pearl
Name: Irwin Pearl
Title: President